WESTAMERICA CORPORATION
                                   P.O. BOX 40
                             DEWEY, OKLAHOMA  74029


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF STOCKHOLDERS
                          To be Held  October 30, 1995

                             SOLICITATION OF PROXIES


This Proxy Statement is furnished to stockholders of record of WestAmerica Corporation (the "Company"), as of September 15, 1995 in connection with the solicitation of proxies by the board of directors and management of the Company to be used in voting at the Company's annual meeting of stockholders to be held on October 30, 1995, and any and all adjournments thereof, (the "Meeting") at 2:00 P.M. at the office of WestAmerica Investment Group, Inc., 4141 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85251, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate date of mailing the accompanying Notice of Annual Meeting and this Proxy Statement to stockholders was September 29, 1995.

When Proxies are returned properly executed, the shares represented thereby will be voted. If the Proxies are signed with a preference indicated, the shares will be voted accordingly. However, if no choice has been specified and if the Proxy is executed in such a manner as not to withhold authority to vote for election of directors, the shares will be voted FOR each proposal, including election of directors. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any stockholder present at the meeting who expresses a desire to vote his shares in person.

The total cost of this solicitation will be borne by the Company. Although not anticipated, in addition to the use of the mails, certain officers, directors or regular employees of the Company without receiving additional compensation may solicit Proxies personally by telephone or telegraph. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

                                QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the meeting will constitute a quorum for the transaction of business. The vote required to approve any matter contained herein and to be presented at the Annual Meeting is a majority of the Company's issued and outstanding Common Stock present in person or by proxy at the meeting, each share of which is entitled to one vote.

The Company's only class of voting securities is common stock, Par Value $.01 per share. The close of business on date September 15, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. As of the record date there were 2,976,082 shares of common stock issued and outstanding, each share being entitled to one vote on each matter to be voted on.

There is no cumulative voting with respect to the election of directors. None of the proposals to be voted on by shareholders at the Meeting give rise to dissenters' right of appraisal.

A list of shareholders entitled to vote at the meeting will be available at the Company's offices for a period of ten days prior to the meeting for examination by any shareholder, and at the meeting itself.

                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of the record date with respect to any person (including any "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934), who is known to management of the Company to be the beneficial owner of more than 5% of the Company's only class of voting securities, common stock:

                              AMOUNT AND
                              NATURE OF
NAME AND ADDRESS              BENEFICIAL                    PERCENT
OF BENEFICIAL OWNER           OWNERSHIP                     OF CLASS

Edward R. Foraker*            1,220,052(1)                    41.00%(1)
4141 N. Scottsdale Rd., Ste 100
Scottsdale, Arizona  85251

William F. Groszkruger          174,749(2)(3)                   5.87%(2)(3)
4141 N. Scottsdale Rd., Ste 100
Scottsdale, Arizona  85251

*Because of his position with the Company and his equity ownership therein, Mr. Foraker may be deemed to be a "parent" of the Company for purposes of the Securities Act of 1933.

(1) Does not include 36,513 shares (1.23%) owned by Mr. Foraker's wife with respect to which Mr. Foraker disclaims beneficial ownership.

(2) Does not include 20,325 shares (.07%) owned by Mr. Groszkruger's wife, with respect to which Mr. Groszkruger disclaims beneficial ownership.

(3)  Held jointly with his wife.

As of August 1, 1995, the officers and directors of the Company as a group (5 persons), were entitled together with their wives, to vote 1,546,965 shares of the Company's Common Stock (51.97%). It is management's intention to vote such shares in favor of the nominees for directors.

                      IDENTIFICATION OF EXECUTIVE OFFICERS

The following table furnishes information, as of August 1, 1995, concerning executive officers of the Company. See also "BUSINESS EXPERIENCE," below.

                                  Position and Office Held      Officer
          Name           Age             with the Company         Since

Edward R. Foraker         56       President and Chairman          1988
                                   of the Board of Directors

Robin Hadley              38       Secretary                       1989

                              ELECTION OF DIRECTORS

The Company's bylaws call for a board of directors consisting of one to seven members.

Five directors of the Company will be elected at the Meeting and will hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

It is intended that the proxy solicited by this Proxy statement will be voted FOR the election of the nominees name below, all of whom have consented to be named and have indicated their intent to serve if elected. If any nominee for a position on the board of directors of the Company is unable to stand for election for any reason, the Proxy holders named in the Proxy are expected to vote for the nominee for that position designated by the board of directors or, if one is not so designated, are expected to consult with the board of directors of the Company in determining how to vote the shares they represent.

Set forth below is information as to the Company's directors (who are nominees for reelection as directors), which information is as of August 1, 1995. See also "BUSINESS EXPERIENCE," below.

                                                            Amount
                                                              and
                                                  Date      Nature of
                         Principal      Director  Terms     Beneficial  Percent
Name                Age  Occupation       Since   Expires   Ownership  of Class

Edward R. Foraker    56  President        1988      1995   1,220,052(1) 41.00(1)
                         and Chairman              Annual
                         of the Board              Meeting
                         of the
                         Company

William F.           71  Director         1994       1995     174,749    5.87(2)
Groszkruger                                         Annual                   (3)
                                                    Meeting

Thomas P. Delnoce    47  Director         1994       1995      63,664    2.14(3)
                         President of               Annual
                         WestAmerica                Meeting
                         Investment Group, Inc.

Michael C. Pryor     40  Director         1994       1995      31,662    1.06(3)
                                                    Annual
                                                    Meeting
Robert Coleman       68  Director         1994       1995        -0-      -0-
                                                    Annual
                                                    Meeting

(1) Does not includes 36,513 shares held by Mr. Foraker's wife, with respect to which Mr. Foraker disclaims beneficial ownership.

(2) Does not includes 20,325 shares held by Mr. Groszkruger's wife, with respect to which Mr. Groszkruger disclaims beneficial ownership.

(3)  Held jointly with his wife.

Three formal board meetings were held during fiscal 1994. Certain additional actions taken by the board during fiscal 1994 were consented to pursuant to memoranda of action in lieu of meetings, to which the incumbent directors subscribed.

The Company does not have a standing audit, nominating or compensation committee of the board of directors or committees performing similar functions.

                               BUSINESS EXPERIENCE

Mr. Foraker, is a graduate of Fresno State University, and holds an M.B.A. from
U.C.L.A.   His entire business experience has been in the investment and oil and gas industries. After graduation, he worked for several major investment brokerage firms in various sales and management positions. He became an independent oil and gas producer in 1970, and therafter founded ECC Resources
Corporation and Equity Drilling Company Inc.   He is Chairman of the Board and
President of WestAmerica Corporation and Executive Vice President and Director of WestAmerica Investment Group, Inc.

Ms. Hadley attended Tulsa Junior College where she majored in accounting. Between 1980 and 1983 she was employed by Franklin Supply Company, an oilfield supply and equipment organization, in the accounting department. She joined a predecessor of WestAmerica Corporation in 1983 in the accounting department. Since 1989 she has been office manager and corporate secretary of WestAmerica Corporation.

Mr. Groszkruger attended UCLA undergraduate and graduate school, following three years service in the U.S. Air Corps in WWII. He began his business career at E.F. Hutton & Company where he held various sales and management positions before becoming the Corporate Officer in charge of the firm's Southern California division and serving on E.F. Hutton's Board of Directors. He then joined Schwabacher & Co., as partner in charge of marketing and sales. Schwabacher merged into Blair & Co., and Groszkruger became an officer in charge of marketing and sales for the company's nationwide offices. He then became one of three senior executives of Halle & Stieglitz, an international firm based in New York City. He returned to California to join Paine Webber in 1973, served in various management positions, and in September, 1983, was asked to coordinate the merger with Lincoln based First Mid America, Inc. His responsibilities were expanded to include 25 Paine Webber offices. In 1985, he was one of the founders of Smith Hayes Financial Services Corp., in Lincoln, Nebraska. In 1990 he became Chairman and Chief Executive Officer of WestAmerica Investment Group which position he currently holds.

Mr. Delnoce is a graduate of Arizona State University where he earned a BS in Business Administration while on a football scholarship. His entire business career has been in the brokerage and investment management business. After graduating in 1972 he became an investment broker with Shearson-Hamill. For eight years of his career he was responsible for conducting securities and financial market research as well as being portfolio manager for managed accounts and a publicly held growth mutual fund. In 1990, he became President and Director of WestAmerica Investment Group, positions he currently holds. He is also Vice-Chairman of the National Association of Securities Dealers District #3 Business Conduct Committee and serves on the board of the NASD arbitration committee and nomination committee.

Mr. Pryor graduated in 1978 from the University of Southern California with a BA in Economics and Business Administration. After graduation he was employed by State Fish Co. of San Pedro, CA to supervise their cold storage and packaging facility. In 1984 he began his investment career as a Financial Consultant with Merrill Lynch & Co. In 1990, he joined WestAmerica Investment Group, Inc.
where he is currently an investment representative and member of the board of directors.

Mr. Coleman graduated from UCLA in 1950 with a B.A. degree in Business Administration. His entire business career has been in the brokerage and investment management business. After graduation, he became an investment broker with Merrill Lynch, Pierce Fenner & Smith and has held several positions in the industry including investment broker, branch manager, and national sales manager for various firms. He is currently owner of Coleman Financial Planning located in Pasadena, California and Branch Manager and Registered Principal of The Weil Company branch office located in Pasadena, California. In 1994, he was elected director of WestAmerica Corporation.




                     REMUNERATION OF DIRECTORS AND OFFICERS

Directors receive no remuneration for their services.

Cash compensation paid by the Company for all services provided during the 1994 calendar year to (i) those of the Company's executive officers whose cash compensation exceeded $100,000 and (ii) to all executive officers as a group is set forth in the following table:

Name of Individual       Capacity(ies)                           Cash
or Number in a Group     in Which Served                    Compensation

Edward R. Foraker    President of the Company and           $  126,266(1)
                        Executive V.P. of WIG

Thomas P. Delnoce           President of WIG                $  131,241(2)

All Executive Officers(4 Persons as a Group)                $  338,659

(1) Includes $ 24,464 in commissions.
(2)  Includes $131,241 in commissions.

The Company has no plans pursuant to which any additional compensation is paid other than ordinary life, health and accident insurance plans generally available to all employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 28, 1993, the Company exchanged 200,000 shares of it's common stock for Mr. and Mrs. Groszkruger's and one other shareholder's shares of WestAmerica Investment Group, Inc. (WIG) which resulted in the Company increasing it's voting common stock ownership interest in WIG to 51.41%. Mr. Groszkruger received 169,202 and Mrs. Groszkruger 14,325 shares of the Company's common stock as a result of this transaction. In September 1993, the Company entered into a stock exchange agreement with certain shareholders of WIG whereby the Company issued 398,763 shares of its sotck in exchange for common shares of WIG, thereby increasing the Company's ownership of WIG to 96%. In June 1994, WIG acquired 4% of its stock from an individual, raising WestAmerica Corporation's interest in WIG to 100%.

The company is indebted to Mr. Foraker in the amount of $99,192 evidenced by a promissory note due on demand with interest payable at 10% per annum.

                                  ANNUAL REPORT

The Annual Report to Stockholders of the Company for the fiscal year ended March 31, 1995, which includes audited financial statements, has been mailed to Stockholders contemporaneously herewith, but such Report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors has also appointed the accounting firm of Tullius Taylor Sartain & Sartain to audit the financial statements of the Company for the year ending March 31, 1996. Such appointment will not be submitted to shareholders for approval. Tullius & Taylor Sartain & Sartain or its predecessor, Tullius & Taylor have audited the Company's financial statements for its 1990 through 1995 fiscal years. Representatives of Tullius Taylor Sartain & Sartain are expected to be present at the meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement at the meeting should they desire to do so.

                    PROPOSAL OF STOCKHOLDERS FOR 1996 MEETING

Proposals of stockholders intended to be presented at the 1996 annual meeting of shareholders must be received by the Secretary, WestAmerica Corporation, P.O. Box 40, Dewey, Oklahoma 74029 no later than date May 30, 1996.

OTHER MATTERS

Management knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting it is intended that the persons named in the Proxy will vote on said matters in accordance with their best judgement.

The above notice and Proxy Statement are sent by order of board of directors.



/s/ Robin Hadley
Corporate Secretary

Dated:  August 1, 1995

<Cover>
                             WESTAMERICA CORPORATION

                                   P.O. Box 40
                             Dewey, Oklahoma  74029


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     To be Held date    October 30, 1995

To the Shareholders of
WestAmerica Corporation

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WestAmerica Corporation (the "Company") will be held at the offices of WestAmerica Investment Group, Inc., 4141 North Scottsdale Road, Suite 100, Scottsdale, Arizona 85251, at 2:00 p.m. for the following purposes:

     1. To consider and act on a proposal to elect five directors of the company, and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on September 15, 1995 has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS




                                             /s/ Robin Hadley


Dated:  August 1, 1995

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARED IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. A PROMPT RESPONSE IS REQUIRED.